Exhibit 10.8

PROTEON THERAPEUTICS, INC.

200 West Street

Waltham, MA 02451

Dr. F. Nicholas Franano

1010 W. 69th Terrace

Kansas City, MO 64113

August 22, 2014

Re:                             Hourly Consulting Services

Dear Nick:

This letter sets forth the terms and conditions by which you agree to provide to Proteon Therapeutics, Inc. (“Proteon”) consulting services of a type and of such a scope as may be requested by Proteon from time to time having first given reasonable notice prior to the performance of the requested service; provided, however, that you shall not be obligated to provide more than ten (10) hours of consulting services to Proteon during any calendar week nor more than twenty five (25) hours of consulting services to Proteon during any calendar month. You shall be paid as an independent contractor, and not employee, for such services at a rate of $350 per hour, payable monthly in arrears within ten (10) calendar days after delivery by you to Proteon of a written invoice detailing such services on a daily basis.

This letter agreement may be terminated by either you or Proteon on thirty (30) days’ prior written notice.  You shall perform the consulting services at such location or locations and at such times as Proteon shall reasonably request; provided, however, that: (i) no travel outside of the Kansas City metropolitan area shall be required without at least three (3) business days’ prior written notice from Proteon, including the details of such travel, and then shall be subject to your prior commitments; (ii) Proteon shall pay the costs of all such travel, including payment or reimbursement of reasonable out-of-pocket expenses incurred by you in connection therewith; (iii) travel arrangements for the you shall be made by Proteon at the same level of air service and hotel and other facilities as were provided to you during your employment with Proteon; (iv) you shall be paid the hourly rate for travel time and for a minimum of eight (8) working hours during each day you spend outside of the Kansas City metropolitan area at the request of Proteon pursuant hereto (or such greater number of hours as you actually work).

This letter agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and Proteon. This letter agreement shall be governed and construed in accordance with the laws of the State of Missouri, without regard to the conflict of laws principles thereof.

[signature page follows]

Yours sincerely,

PROTEON THERAPEUTICS, INC.

/s/ Timothy P. Noyes
Name: Timothy P. Noyes
Title: President & Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Dr. F. Nicholas Franano
Dr. F. Nicholas Franano